UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2007 (July 10, 2007)

VERTICAL BRANDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31667	13-3579974
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

16000 Ventura Blvd., Suite 301 Encino, CA 91436
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (818) 926-4900

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2007, Vertical Branding, Inc. (the “Company”) and its Chief Executive Officer, Nancy Duitch, entered into an amendment (the “Amendment”) to that certain Employment Agreement by and between the Company and Ms. Duitch dated April 1, 2005 (the “Duitch Employment Agreement”).  On the same date, the Company and its President, Alan Gerson, likewise entered into an amendment (the “Amendment”) to that certain Employment Agreement by and between the Company and Mr. Gerson dated as of July 15, 2006 (the “Gerson Employment Agreement”).  Under the Duitch and Gerson Employment Agreements, each executive qualifies for an annual performance bonus based on the Company’s achievement of certain EBITDA targets, with the amount of the bonus to be allocated from a bonus pool in which both share and which equals 15% of the amount by which an applicable EBITDA target is exceeded, if any.  The Duitch Employment Agreement stipulates an EBITDA target for fiscal year 2007 of $2.5 million, whereas the Gerson Employment Agreement contemplates the setting of EBITDA targets by the Company’s Board of Directors (the “Board”).  The Amendment to the Duitch Employment Agreement removes the specific EBITDA target for 2007 annual performance bonuses and leaves the setting of such target to the discretion of the Board, which the Board has set at $3.2 million.  In consideration of her entry into the Amendment, the Company agreed to pay Ms. Duitch $60,000, such amount to be paid at the time of payment of the CEO/President annual performance bonuses for 2007, if any.

The Amendment to the Gerson Employment Agreement restructures the long-term equity incentive component of Mr. Gerson’s compensation package.  Under the Gerson Employment Agreement, Mr. Gerson has received options to purchase up to 1.2 million shares of Company common stock.  The Gerson Employment Agreement contemplates the issuance of additional options to purchase up to 800,000 shares of Company stock in the event annual performance goals are met in 2007 and 2008.  The Amendment to the Gerson Employment Agreement provides that, in lieu of such additional future option grants, the Company will presently issue a performance (restricted) stock award under the Company’s 2006 Equity Incentive Plan in the amount of 444,000 shares and which vests in three (3) equal installments upon the Company’s achievement of specified EBITDA, market capitalization and/or fair market value of Company common stock milestones.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibits

The following exhibit is filed with this report:

Exhibit Number	Description
10.1	Amendment 1 to Duitch Employment Agreement.
10.2	Amendment 1 to Gerson Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTICAL BRANDING, INC.

Dated: July 16, 2007	By:	/s/ Victor Brodsky
Victor Brodsky
Chief Financial Officer